UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2017

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2017 (the “Resignation Date”), Robert Sikorski, M.D., Ph.D. resigned as Senior Vice President, Special Projects and an employee of Five Prime Therapeutics, Inc. (the “Company”), effective immediately, to pursue other opportunities.

In connection with Dr. Sikorski’s resignation, the Company and Dr. Sikorski entered into a confidential resignation agreement and general release of claims (the “Agreement”) on the Resignation Date, which will become effective May 8, 2017, provided that Dr. Sikorski does not revoke the Agreement prior to that date. Pursuant to the Agreement, the Company will pay Dr. Sikorski severance in an amount equal to his monthly base salary and pro-rata bonus for nine months following the Resignation Date (the “Severance Pay Period”) for a total of $462,000, subject to customary payroll withholding and other deductions.

Under the Agreement, the Company will accelerate the vesting and exercisability of fifty percent (50%) of all unvested options to purchase common stock of the Company held by Dr. Sikorski as of the Resignation Date, and the Company will extend Dr. Sikorski’s period to exercise any vested options until March 31, 2018. In addition, under the Agreement, the Company will accelerate the vesting of 17,813 of the 55,000 restricted shares of common stock held by Dr. Sikorski that were unvested as of the Resignation Date.

In addition, under the Agreement, the Company and Dr. Sikorski agreed to enter into a consulting agreement pursuant to which Dr. Sikorski will provide consulting services to the Company from time to time for a period of up to six months following the Resignation Date to support the Company during his transition. Dr. Sikorski would also serve as a Senior Vice President of the Company reporting to the Company’s Chief Executive Officer, but not as an employee, during his consulting relationship.

If Dr. Sikorski elects continued health or dental insurance coverage under COBRA, the Company will pay for the monthly cost of such coverage for up to nine months following the Resignation Date.

The Agreement also includes a general release of claims by Dr. Sikorski.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal year ending March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena Chief Strategy Officer and Secretary

Dated: May 4, 2017

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